EXHIBIT 99.1

Amphastar Pharmaceuticals Reports Financial Results for the Three Months Ended March 31, 2026

-	Net revenues of $171.2 million for the three months ended March 31, 2026

-	GAAP net income of $6.4 million, or $0.14 per share, for the first quarter

-	Adjusted non-GAAP net income of $19.5 million, or $0.42 per share, for the first quarter

-	Company to hold a conference call today at 2:00 p.m. Pacific Time

RANCHO CUCAMONGA, CA – May 7, 2026 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”), a biopharmaceutical company focused on developing, manufacturing, and commercializing technically challenging generic and proprietary injectable, inhalation, and intranasal products, today reported results for the three months ended March 31, 2026.

“In the first quarter of 2026, we continued to strengthen our commercial foundation and core business, highlighted by the approval and subsequent launch of Ipratropium Bromide HFA, while also making meaningful advancements across our pipeline that will support our long‑term strategy,” said Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer. “To begin the year, we broadened our portfolio through an exclusive license agreement for a fully synthetic corticotropin compound. At the same time, we remain committed to investing in our proprietary pipeline and capabilities, which we believe will support sustainable long-term growth.”

	Three Months Ended
	March 31,
	2026	2025

	(in thousands, except per share data)
Net revenues	$171,171	$170,528
GAAP net income	$6,420	$25,285
Adjusted non-GAAP net income*	$19,478	$36,871
GAAP diluted EPS	$0.14	$0.51
Adjusted non-GAAP diluted EPS*	$0.42	$0.74

 * Adjusted non-GAAP net income and adjusted non-GAAP diluted EPS are non-GAAP financial measures. Please see the discussion in the section entitled “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP financial measures in Table III of this press release.

First Quarter Results

	Three Months Ended
	March 31,		Change
	2026	2025	Dollars	%

	(in thousands)
Net revenues:
BAQSIMI®	$32,434	$38,355	$(5,921)	(15)%
Primatene MIST®	29,763	29,051	712	2%
Epinephrine	19,213	18,587	626	3%
Lidocaine	13,460	13,644	(184)	(1)%
Glucagon	9,170	20,843	(11,673)	(56)%
Other products	67,131	50,048	17,083	34%
Total net revenues	$171,171	$170,528	$643	0%

Changes in net revenues as compared to the first quarter of the prior year were primarily driven by:

●	BAQSIMI® sales decreased primarily due to a lower average selling price, as a result of a change in gross-to-net discounts due to changes in chargebacks and rebates and changes to the customer mix, impacting sales of approximately $8.0 million. This decrease was partially offset by an increase in unit volumes, contributing $2.0 million in sales driven by our continued marketing efforts
●	Primatene MIST® sales increased due to an increase in unit volumes
●	Epinephrine sales increased primarily due to an increase in demand for our epinephrine pre-filled syringe, as a result of other supplier shortages, contributing $4.1 million in sales. This increase was partially offset by a decrease in our epinephrine multi-dose vial product, as a result of increased competition, impacting sales by $3.5 million
●	Glucagon sales decreased primarily due to a decrease in unit volumes, impacting sales by $6.1 million, as well as a lower average selling price, which impacted sales by $5.6 million, as a result of competition and the continued shift to ready to use glucagon products such as BAQSIMI®
●	Other pharmaceutical product sales increased primarily due to recently launched products including an increase in albuterol sales of $2.8 million, iron sucrose sales of $1.4 million and teriparatide sales of $2.2 million, which we launched in August 2024, August 2025, and December 2025, respectively. An increase in dextrose sales, driven by heightened demand resulting from supplier shortages in the market also positively impacted sales

	Three Months Ended
	March 31,		Change
	2026	2025	Dollars	%

	(in thousands)
Net revenues	$171,171	$170,528	$643	0%
Cost of revenues	100,849	85,277	15,572	18%
Gross profit	$70,322	$85,251	$(14,929)	(18)%
as % of net revenues	41.1%	50.0%

Changes in the cost of revenues and gross margin were primarily driven by:

●	Lower average selling price for our higher margin products, such as BAQSIMI®, glucagon, phytonadione, and our epinephrine multi-dose vial product
●	Increased manufacturing expenses due to the expansion of our manufacturing facility in Rancho Cucamonga, CA

	Three Months Ended
	March 31,		Change
	2026	2025	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$11,927	$11,866	$61	1%
General and administrative	18,028	15,996	2,032	13%
Research and development	26,737	20,096	6,641	33%

●	General and administrative expenses increased primarily due to an increase in legal expenses, expenses associated with implementing a new ERP system and salary and personnel-related expenses
●	Research and development expenses increased primarily due to spending for our insulin, inhalation, and proprietary pipeline products. Additionally, we had a $2.0 million upfront payment for the licensing agreement that we entered into with Nanjing Hanxin Pharmaceutical Technology Co., Ltd., during the quarter

	Three Months Ended
	March 31,		Change
	2026	2025	Dollars	%

	(in thousands)
Non-operating expenses:
Interest income	$2,400	$2,089	$311	15%
Interest expense	(6,553)	(6,286)	(267)	4%
Other income (expenses), net	575	(2,234)	2,809	(126)%
Total non-operating expenses, net	$(3,578)	$(6,431)	$2,853	(44)%

The change in non-operating expenses, net, is primarily a result of foreign currency fluctuation, as well as mark-to-market adjustments relating to our interest rate swap contracts during the three months ended March 31, 2026.

Cash flow provided by operating activities for the three months ended March 31, 2026, was $47.8 million.

Pipeline Information

The Company currently has one abbreviated new drug application (“ANDA”) and one biosimilar insulin candidate filed with the FDA targeting products with a combined market size exceeding $1.6 billion, along with two biosimilar products in development targeting products with a market size exceeding $3.7 billion, and two generic products in development targeting products with a market size of over $0.8 billion. This market information is based on IQVIA data for the 12 months ended March 31, 2026. The Company is developing multiple proprietary products with injectable, topical and intranasal dosage forms.

The Company’s proprietary pipeline also includes four recently in-licensed products including three proprietary peptides targeting oncology and ophthalmology indications, and a fully synthetic corticotropin compound designed to address inflammatory and autoimmune conditions.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, May 7, 2026, at 2:00 p.m. Pacific Time.

To access the conference call, dial toll-free (877) 407-0989 or (201) 389-0921 for international callers, ten minutes before the conference.

The call can also be accessed on the Investors page on the Company’s website, www.amphastar.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP financial measures when providing financial results. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results, including (i) Adjusted non-GAAP net income (loss) and (ii) Adjusted non-GAAP diluted EPS, which generally excludes amortization expense, share-based compensation, impairment charges, certain debt issuance costs, legal settlements, and other one-time events in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because the Company’s management uses these measures internally for forecasting, budgeting, and measuring its operating performance. Whenever the Company uses such non-GAAP measures, it will provide a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Market Data

This press release contains market data that we obtained from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this press release, actual results may differ from the projections.

About Amphastar Pharmaceuticals, Inc.

Amphastar is a biopharmaceutical company that focuses on developing, manufacturing, and commercializing technically challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells active pharmaceutical ingredient, or API products. Most of the Company’s finished products are contracted and distributed through group purchasing organizations, drug wholesalers, and drug retailers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, BAQSIMI®, Primatene MIST®, REXTOVY®, Amphadase®, and Cortrosyn®, are the property of Amphastar.

Forward Looking Statements

All statements in this press release and in the conference call referenced above that are not historical are forward-looking statements, including, among other things, statements relating to our expectations regarding future financial performance and business trends, our future growth and our ability to continue to scale, sales and marketing of our products, market size and expansion, product portfolio, product development, the timing of FDA filings or approvals, the timing of product launches, acquisitions and other matters related to our pipeline of product candidates, the timing and results of clinical trials, the impact of our products, including their potential for continued revenue growth, the strategic trajectory of and market for our product pipeline, our long-term strategic vision, our ability to leverage our existing expertise and technology, the impacts of any licensing agreements and ability to commercialize additional therapies, our in-house manufacturing expertise, our ability to deliver high-quality, affordable therapies to patients, our commercial momentum and position in the market. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, and our other filings or reports that we may file with the SEC. In particular, there can be no guarantee that our sales strategies will be successful, or that we will continue to experience significant sales of BAQSIMI®. You can locate these reports through our website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 476-3416

Table I

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025
Net revenues	$171,171	$170,528
Cost of revenues	100,849	85,277
Gross profit	70,322	85,251

Operating expenses:
Selling, distribution, and marketing	11,927	11,866
General and administrative	18,028	15,996
Research and development	26,737	20,096
Total operating expenses	56,692	47,958

Income from operations	13,630	37,293

Non-operating expenses:
Interest income	2,400	2,089
Interest expense	(6,553)	(6,286)
Other income (expenses), net	575	(2,234)
Total non-operating expenses, net	(3,578)	(6,431)

Income before income taxes	10,052	30,862
Income tax provision	3,632	5,577

Net income	$6,420	$25,285

Net income per share:
Basic	$0.14	$0.53
Diluted	$0.14	$0.51

Weighted-average shares used to compute net income per share:
Basic	45,322	47,641
Diluted	46,458	49,890

Table II

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	March 31,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$170,939	$170,177
Restricted cash	235	235
Short-term investments	121,012	112,635
Restricted short-term investments	2,200	2,200
Accounts receivable, net	147,848	143,560
Inventories	170,194	176,890
Income tax refunds and deposits	9,605	17,167
Prepaid expenses and other assets	11,650	13,152
Total current assets	633,683	636,016

Property, plant, and equipment, net	307,231	310,567
Finance lease right-of-use assets	185	221
Operating lease right-of-use assets	71,496	42,931
Goodwill and intangible assets, net	559,623	565,965
Other assets	33,480	31,135
Deferred tax assets	42,464	42,464
Total assets	$1,648,162	$1,629,299

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$152,688	$148,348
Income taxes payable	414	239
Current portion of long-term debt	1,671	1,641
Current portion of operating lease liabilities	9,705	7,928
Total current liabilities	164,478	158,156

Long-term reserve for income tax liabilities	5,926	5,926
Long-term debt, net of current portion and unamortized debt issuance costs	609,801	608,749
Long-term operating lease liabilities, net of current portion	65,201	37,684
Other long-term liabilities	29,365	29,979
Total liabilities	874,771	840,494
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value $0.0001; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: par value $0.0001; 300,000,000 shares authorized; 62,134,449 and 44,636,846 shares issued and outstanding, respectively, as of March 31, 2026 and 61,779,883 and 45,645,497 shares issued and outstanding, respectively, as of December 31, 2025	6	6
Additional paid-in capital	543,816	535,380
Retained earnings	673,301	666,881
Accumulated other comprehensive loss	(5,736)	(5,314)
Treasury stock	(437,996)	(408,148)
Total stockholders' equity	773,391	788,805
Total liabilities and stockholders’ equity	$1,648,162	$1,629,299

Table III

Amphastar Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2026	2025

GAAP net income	$6,420	$25,285
Adjusted for:
Intangible asset amortization	6,270	6,240
Share-based compensation	9,274	8,393
Litigation provision	1,000	—
Income tax provision on pre-tax adjustments	(3,486)	(3,047)
Adjusted non-GAAP net income	$19,478	$36,871

Adjusted non-GAAP net income per share:
Basic	$0.43	$0.77
Diluted	$0.42	$0.74

Weighted-average shares used to compute adjusted non-GAAP net income per share:
Basic	45,322	47,641
Diluted	46,458	49,890

	Three Months Ended March 31, 2026

		Selling,	General	Research
	Cost of	distribution	and	and	Income
	revenue	and marketing	administrative	development	tax provision
GAAP	$100,849	$11,927	$18,028	$26,737	$3,632
Intangible asset amortization	(6,250)	—	(1)	(19)	—
Share-based compensation	(2,456)	(360)	(5,137)	(1,321)	—
Litigation provision	—	—	(1,000)	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	3,486
Non-GAAP	$92,143	$11,567	$11,890	$25,397	$7,118

	Three Months Ended March 31, 2025

		Selling,	General	Research
	Cost of	distribution	and	and	Income
	revenue	and marketing	administrative	development	tax provision
GAAP	$85,277	$11,866	$15,996	$20,096	$5,577
Intangible asset amortization	(6,220)	—	(1)	(19)	—
Share-based compensation	(2,338)	(313)	(4,569)	(1,173)	—
Income tax provision on pre-tax adjustments	—	—	—	—	3,047
Non-GAAP	$76,719	$11,553	$11,426	$18,904	$8,624